Exhibit 35.2


                                                [LOGO] Countrywide
                                                    HOME LOANS

                                                400 Countrywide Way
February 29, 2008                       Simi Valley, California 93065-6298


Impac Funding Corporation
Attn: Jerome Yap
19500 Jamboree Rd.
Irvine, CA 92612

                              OFFICER'S CERTIFICATE

 I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

      (a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

      (b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


 /s/ Joseph Candelario                      February 29, 2008
 ---------------------                      -----------------
 Joseph Candelario
 First Vice President
 Compliance Officer
 Loan Administration


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Exhibit A - Securitized Transaction(s)
Impac Funding Corporation - 19500 Jamboree Rd.




IMPAC SAC 2007-1

IMPAC SAC 2007-2

IMPAC SAC 2007-3